Exhibit 99.2

Microsoft announces pricing terms for its exchange offers and increases the New 2062 Notes Issue Cap

March 2, 2021

REDMOND, Wash. — March 2, 2021 — Microsoft Corp. (NASDAQ: MSFT) (“Microsoft”) today announced the pricing terms with respect to its offers to (i) exchange (the “Pool 1 Offer”) the fourteen series of notes described in the table below (collectively, the “Pool 1 Notes”) for a new series of Microsoft 2.921% notes due March 17, 2052 (the “New 2052 Notes”) and a cash payment, as applicable. For each $1,000 principal amount of Pool 1 Notes validly tendered and not validly withdrawn prior to 11:59 p.m., New York City time, on March 15, 2021 (the “Expiration Time”) and accepted by Microsoft, the following table sets forth the yield, the total exchange consideration, the principal amount of the New 2052 Notes and the amount of the cash payment, as applicable:

Pool 1 Table(1)
Title of Security	CUSIP Number	Acceptance Priority Level	Reference UST Security(2)	Fixed Spread (basis points)	Yield(3)	Early Exchange Premium(4)	Total Exchange Consideration(4)(5)	Principal Amount of New Notes(6)	Cash Payment(4)
4.875% Notes due 2043	594918AX2	1	30-year	+45	2.671%	$30	$1,367.81	$1,000.00	$367.81
4.450% Notes due 2045	594918BL7	2	30-year	+50	2.721%	$30	$1,304.37	$1,000.00	$304.37
4.250% Notes due 2047	594918CA0	3	30-year	+55	2.771%	$30	$1,268.30	$1,000.00	$268.30
5.300% Notes due 2041	594918AM6	4	30-year	+30	2.521%	$30	$1,432.59	$1,000.00	$432.59
5.200% Notes due 2039	594918AD6	5	30-year	+20	2.421%	$30	$1,407.16	$1,000.00	$407.16
4.500% Notes due 2040	594918AJ3	6	30-year	+25	2.471%	$30	$1,312.94	$1,000.00	$312.94
3.700% Notes due 2046	594918BT0	7	30-year	+52	2.741%	$30	$1,172.18	$1,000.00	$172.18
3.750% Notes due 2043	594918AU8	8	30-year	+45	2.671%	$30	$1,176.34	$1,000.00	$176.34
3.750% Notes due 2045	594918BD5	9	30-year	+45	2.671%	$30	$1,186.84	$1,000.00	$186.84
3.500% Notes due 2042	594918AR5	10	30-year	+35	2.571%	$30	$1,153.54	$1,000.00	$153.54
4.100% Notes due 2037	594918BZ6	11	30-year	+5	2.271%	$30	$1,236.37	$1,000.00	$236.37
4.200% Notes due 2035	594918BK9	12	30-year	-10	2.121%	$30	$1,252.63	$1,000.00	$252.63
3.450% Notes due 2036	594918BS2	13	30-year	-7	2.151%	$30	$1,164.75	$1,000.00	$164.75
3.500% Notes due 2035	594918BC7	14	30-year	-15	2.071%	$30	$1,166.48	$1,000.00	$166.48

(1)	The figures in this table assume a settlement date of March 17, 2021.
(2)	The “30-year Reference UST Security” refers to the 1.625% U.S. Treasury Notes due November 15, 2050.
(3)

Reflects the bid-side yield of the 30-year Reference UST Security as of the pricing time of 2.221% plus the applicable Fixed Spread, calculated in accordance with the procedures set forth in the Prospectus.

(4)	Per $1,000 principal amount of Pool 1 Notes.

(5)

Holders who validly tender Pool 1 Notes after 5:00 p.m., New York City time, on March 1, 2021 (the “Early Exchange Time”) will not be eligible to receive the Early Exchange Premium of $30 principal amount of the New 2052 Notes for each $1,000 principal amount of Pool 1 Notes validly tendered and not withdrawn. For the avoidance of doubt, the $30 per $1,000 Early Exchange Premium is included within the total exchange consideration and is not in addition to the total exchange consideration.

(6)	Does not reflect any accrued and unpaid interest. The Company will pay accrued and unpaid interest on the Existing Notes up to, but not including, the settlement date.

and (ii) exchange (the “Pool 2 Offer” and, together with the Pool 1 Offer, the “Exchange Offers”) the four series of notes described in the table below (collectively, the “Pool 2 Notes” and, together with the Pool 1 Notes, the “Existing Notes”) for a new series of Microsoft 3.041% notes due March 17, 2062 (the “New 2062 Notes” and, together with the New 2052 Notes, the “New Notes”) and a cash payment, as applicable. For each $1,000 principal amount of Pool 2 Notes validly tendered and not validly withdrawn prior to the Expiration Time and accepted by Microsoft, the following table sets forth the yield, the total exchange consideration, the principal amount of the New 2062 Notes and the amount of the cash payment, as applicable:

Pool 2 Table(1)
Title of Security	CUSIP Number	Acceptance Priority Level	Reference UST Security(2)	Fixed Spread (basis points)	Yield(3)	Early Exchange Premium(4)	Total Exchange Consideration(4)(5)	Principal Amount of New Notes(6)	Cash Payment(4)
3.950% Notes due 2056	594918BU7	1	30-year	+67	2.891%	$30	$1,231.73	$1,000.00	$231.73
4.750% Notes due 2055	594918BM5	2	30-year	+67	2.891%	$30	$1,401.56	$1,016.06	$385.50
4.500% Notes due 2057	594918CB8	3	30-year	+67	2.891%	$30	$1,354.97	$1,000.00	$354.97
4.000% Notes due 2055	594918BE3	4	30-year	+67	2.891%	$30	$1,236.52	$1,000.00	$236.52

(1)

The figures in this table reflect any optional adjustments of the total exchange consideration as permitted under the terms and conditions in the Prospectus forming part of the Registration Statement and assume a settlement date of March 17, 2021.

(2)	The “30-year Reference UST Security” refers to the 1.625% U.S. Treasury Notes due November 15, 2050.
(3)

Reflects the buy-side yield of the 30-year Reference UST Security as of the pricing time of 2.221% plus the applicable Fixed Spread, calculated in accordance with the procedures set forth in the Prospectus.

(4)	Per $1,000 principal amount of Pool 2 Notes.
(5)

Holders who validly tender Pool 2 Notes after the Early Exchange Time will not be eligible to receive the Early Exchange Premium of $30 principal amount of the New 2062 Notes for each $1,000 principal amount of Pool 2 Notes validly tendered and validly not withdrawn. For the avoidance of doubt, the $30 per $1,000 Early Exchange Premium is included within the total exchange consideration and is not in addition to the total exchange consideration.

(6)	Does not reflect any accrued and unpaid interest. The Company will pay accrued and unpaid interest on the Existing Notes up to, but not including, the settlement date.

The aggregate principal amount of Pool 1 Notes and Pool 2 Notes of each series that are accepted for exchange will be based on the order of acceptance priority for such series, as applicable, as set forth in the tables above, up to $6,250,000,000 aggregate principal amount (the “New 2052 Notes Issue Cap”) and up to $2,000,000,000 aggregate principal amount (the “New 2062 Notes Issue Cap,” increased from $1,250,000,000), respectively. Holders who validly tender the Existing Notes after the Early Exchange Time but on or before the Expiration Time will only be eligible to receive the Exchange Consideration, which equals the Total Exchange Consideration minus the Early Exchange Premium as detailed in the tables above.

As permitted under the terms and conditions in the Registration Statement (as defined below), the Company has elected to increase the Cash Payment Percent of Premium on the 3.950% Notes due 2056 from 88% to 100%, 4.750% Notes due 2055 from 72% to 96%, 4.500% Notes due 2057 from 72% to 100% and 4.000% Notes due 2055 from 94% to 100%. These changes are reflected in the Cash Payment amounts shown in the table above.

In addition to the principal amount of New Notes and applicable cash payment specified in the tables above, holders with Existing Notes that are accepted for exchange will receive a cash payment representing (i) all or a portion of the accrued and unpaid interest to, but not including, the settlement date, and (ii) amounts due in lieu of any fractional amounts of New Notes, in each case, as described in the Prospectus.

A Registration Statement on Form S-4, including a prospectus (the “Prospectus”), which is subject to change, relating to the New Notes has been filed with the Securities and Exchange Commission (the “SEC”) on February 16, 2021 (the “Registration Statement”) but has not yet become effective. The New Notes may not be sold nor may offers to buy be accepted prior to the time the Registration Statement becomes effective. If and when issued, the New Notes will be registered under the Securities Act of 1933, as amended. This news release does not constitute an offer or a solicitation by Microsoft of an offer to buy, nor shall there be any sale of securities in any state or jurisdiction in which such offer or solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Consummation of the Exchange Offers is subject to a number of conditions as set forth in the Prospectus included in the Registration Statement, including, among other things, the Registration Statement of which the Prospectus forms a part having been declared effective by the SEC and remaining effective on the settlement date.

The Exchange Offers are made only by and pursuant to the terms and subject to the conditions set forth in the Prospectus, which forms a part of the Registration Statement after it is declared effective by the SEC, and the information in this news release is qualified by reference to such Prospectus and the Registration Statement. None of Microsoft, the dealer managers, or the information agent and exchange agent makes any recommendations as to whether holders should tender their Existing Notes pursuant to the Exchange Offers. Holders must make their own decisions as to whether to tender Existing Notes and, if so, the principal amount of Existing Notes to tender.

Copies of the Prospectus, pursuant to which the Exchange Offers are being made, may be obtained from D.F. King & Co., Inc., the information agent and exchange agent for the Exchange Offers, at 212-269-5552 (to exchange), at 877-864-5060 (for information U.S. toll-free), at 212-269-5550 (information for brokers), at www.dfking.com/microsoft, or at microsoft@dfking.com. Questions regarding the terms and conditions of the Exchange Offers should be directed to the following joint lead dealer managers:

Morgan Stanley	Wells Fargo Securities
1585 Broadway, 4th Floor New York, NY 10036 Toll Free: (800) 624-1808 Collect: (212) 761-1057 Attn: Liability Management Group	550 South Tryon Street, 5th Floor Charlotte, North Carolina 28202 Toll Free: (866) 309-6316 Collect: (704) 410-4756 Attn: Liability Management Group

In order to participate in any Exchange Offer, holders of the Existing Notes located or resident in Canada are required to complete, sign and submit to the exchange agent a Canadian Eligibility Form, which may be obtained from D.F. King & Co., Inc. contacts above, to confirm they satisfy applicable Canadian eligibility requirements and to provide certain additional information.

Any holder of the Existing Notes located in any Member State of the European Economic Area that is a retail investor will not be able to participate in the Exchange Offers. For purposes of this paragraph, a retail investor means a person who is (one or more) of the following: (i) a retail client as defined in point (11) of Article 4(1) of the EU Directive on Markets in Financial Instruments (2014/65/EU) (as amended, “MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”).

Any holder of the Existing Notes located in the United Kingdom that is a retail investor will not be able to participate in the Exchange Offers. For purposes of this paragraph, a retail investor means a person who is one (or more) of the following: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA or (iii) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA.

About Microsoft

Microsoft (Nasdaq “MSFT” @microsoft) enables digital transformation for the era of an intelligent cloud and an intelligent edge. Its mission is to empower every person and every organization on the planet to achieve more.

Forward-Looking Statements

Statements in this news release are “forward-looking statements” based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ materially because of factors described above as well as:

•	intense competition in all of our markets that may lead to lower revenue or operating margins;

•	increasing focus on cloud-based services presenting execution and competitive risks;

•	significant investments in products and services that may not achieve expected returns;

•	acquisitions, joint ventures, and strategic alliances that may have an adverse effect on our business;

•	impairment of goodwill or amortizable intangible assets causing a significant charge to earnings;

•	cyberattacks and security vulnerabilities that could lead to reduced revenue, increased costs, liability claims, or harm to our reputation or competitive position;

•	disclosure and misuse of personal data that could cause liability and harm to our reputation;

•	the possibility that we may not be able to protect information stored in our products and services from use by others;

•	abuse of our advertising or social platforms that may harm our reputation or user engagement;

•	the development of the internet of things presenting security, privacy, and execution risks;

•	issues about the use of artificial intelligence in our offerings that may result in competitive harm, legal liability, or reputational harm;

•	excessive outages, data losses, and disruptions of our online services if we fail to maintain an adequate operations infrastructure;

•	quality or supply problems;

•	government litigation and regulatory activity relating to competition rules that may limit how we design and market our products;

•	potential liability under trade protection, anti-corruption, and other laws resulting from our global operations;

•	laws and regulations relating to the handling of personal data that may impede the adoption of our services or result in increased costs, legal claims, fines, or reputational damage;

•	claims against us that may result in adverse outcomes in legal disputes;

•	uncertainties relating to our business with government customers;

•	additional tax liabilities;

•	the possibility that we may fail to protect our source code;

•	legal changes, our evolving business model, piracy, and other factors may decrease the value of our intellectual property;

•	claims that Microsoft has infringed the intellectual property rights of others;

•	damage to our reputation or our brands that may harm our business and operating results;

•	adverse economic or market conditions that may harm our business;

•	catastrophic events or geopolitical conditions, such as the COVID-19 pandemic, that may disrupt our business;

•	exposure to increased economic and operational uncertainties from operating a global business, including the effects of foreign currency exchange; and

•	the dependence of our business on our ability to attract and retain talented employees.

For more information about risks and uncertainties associated with Microsoft’s business, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of Microsoft’s SEC filings, including, but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q that are incorporated by reference in the Prospectus forming a part of the Registration Statement, copies of which may be obtained by contacting Microsoft’s Investor Relations department at (800) 285-7772 or at Microsoft’s Investor Relations website at http://www.microsoft.com/en-us/investor.